As filed with the Securities and Exchange Commission on July 25, 2005.
Registration No. 333-106162

SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

PREMIER FARNELL PLC
(Exact name of Registrant as specified in its charter)

England	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

150 Armley Road
Leeds, West Yorkshire, LS12 2QQ
+44 (0) 870 129 8608
(Address and telephone number of Registrant’s principal executive offices)

THE PREMIER FARNELL
EXECUTIVE SHARE OPTION SCHEME 2003
(Full title of the plan)

Joseph R. Daprile
Premier Farnell Corp.
7601 E. Pleasant Valley Road
Independence, Ohio  44131
+1 (216) 525 4283
(Name, address and telephone number of agent for service)

Copies to:
Doreen E. Lilienfeld, Esq.
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York  10022
+1 (212) 848 7171

EXPLANATORY STATEMENT

This Post-Effective Amendment No. 1 to Registration Statement on Form S-8, Registration No. 333-106162 (the “Registration Statement”), is being filed to deregister certain ordinary shares of 5 pence each (the “Shares”), of Premier Farnell plc (the “Registrant”) that were registered for issuance pursuant to The Premier Farnell Executive Share Option Scheme 2003 (the “Plan”).  The Registration Statement registered 5,000,000 Shares issuable pursuant to the Plan to employees of the Registrant.  The Registration Statement is hereby amended to deregister the remaining unissued shares.

PART II

SIGNATURES

          Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Leeds, West Yorkshire, England, on July 25, 2005.

PREMIER FARNELL PLC

By:	/s/ STEVEN WEBB

Name:	Steven Webb
Title:	Company Secretary and General Counsel

          Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the indicated capacities on July 25, 2005.

Members of the Board of Directors:

/s/ SIR PETER GERSHON	Executive Chairman, Director
(Chief Executive Officer)
Sir Peter Gershon

/s/ JOHN ROQUES	Director

D. John S. Roques

/s/ WILLIAM KORB	Director

William B. Korb

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/s/ MICHAEL LESTER	Director

Michael Lester

/s/ CARY NOLAN	Director

Cary J. Nolan

/s/ ANDREW FISHER	Group Finance Director

Andrew Fisher

/s/ LAURENCE BAIN	Group Chief Operating Officer

Laurence Bain

PREMIER FARNELL CORP.	Authorized Representative in the United States

By: /s/ JOSEPH DAPRILE

Joseph Daprile, Vice President and General Counsel

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